Exhibit 99.2
AGREEMENT
     THIS AGREEMENT is made and entered into as of the 24th day of April, 2006, between (i) RES-CARE, INC., a Kentucky corporation (the “Company”), and (ii) RONALD G. GEARY, an individual (“Geary”).
     P R E L I M I N A R Y S T A T E M E N T:
     A. Geary is the Chairman of the Board, President and Chief Executive Officer of the Company. Geary serves as President and Chief Executive Officer pursuant to the Amended and Restated Employment Agreement dated as of October 15, 1995, between the Company and Geary (“Geary Employment Agreement”). Geary’s current term as a director of the Company will expire at the 2007 annual meeting of the Company’s shareholders.
     B. Pursuant to the Notice of Retirement dated April 24, 2006, given by Geary to the Board of Directors of the Company, Geary has formally notified the Board of Directors of the Company that Geary intends to retire as the President and Chief Executive Officer of the Company effective at the conclusion of the annual meeting of the shareholders of the Company scheduled on June 22, 2006.
     C. The Company, acting through its Board of Directors, has requested Geary to serve as a non-executive Chairman of the Board of the Company for a one-year period commencing at the conclusion of the annual meeting of the shareholders of the Company scheduled on June 22, 2006 upon the terms and conditions set forth in this Agreement for purposes of helping to facilitate the transition in the executive management of the Company.
     D. Geary has agreed to serve as a non-executive Chairman of the Board of the Company for such one-year period upon the terms and conditions set forth in this Agreement.
     A G R E E M E N T:
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the Company and Geary hereby agree as follows:
     1. Appointment as Non-Executive Chairman of the Board. The Board of Directors of the Company, by Resolution adopted as of April 24, 2006, will appoint Geary as a non-executive Chairman of the Board of the Company for a one-year period commencing at the conclusion of the annual meeting of the shareholders of the Company scheduled on June 22, 2006, upon the terms and conditions set forth in this Agreement. Geary shall have no obligation to continue to serve as the non-executive Chairman of the Board of the Company upon the expiration of the foregoing one-year period.
     2. Duties as Non-Executive Chairman of the Board. Geary agrees to serve as a non-executive Chairman of the Board of the Company for a one-year period commencing at the conclusion of the annual meeting of the Board of Directors and shareholders of the Company scheduled on June 22, 2006, upon the terms and conditions set forth in this Agreement. The

Company and Geary agree that as the non-executive Chairman of the Board of the Company, Geary shall perform the duties set forth on Exhibit A attached hereto and made a part hereof.
     3. Compensation and Benefits. In consideration of Geary’s agreement to serve as a non-executive Chairman of the Board of the Company for a one-year period, the Company shall provide to Geary the compensation and other benefits set forth in this Section 3:
          (a) The Company shall increase the annual base compensation payable to Geary under the Geary Employment Agreement for serving as the President and Chief Executive Officer of the Company to $475,000.00 effective as of October 1, 2005. Geary shall be paid annual base compensation through June 22, 2006 in accordance with the Company’s regular payroll practices.
          (b) Geary shall receive compensation of $950,000.00 for serving a one-year term as a non-executive Chairman of the Board of the Company, which shall be paid to Geary quarterly in advance in the amount of $237,500.00, commencing on July 1, 2006.
          (c) The Company shall provide Geary, in his capacity as a non-executive Chairman of the Board, the existing office space in the ResCare Resource Center currently occupied by Geary together with the full-time use of his current Executive Assistant at no separate charge to Geary.
          (d) The Company shall provide Geary, in his capacity as a non-executive Chairman of the Board of the Company, full and complete access to the infrastructure of the Company as currently provided to Geary at no separate charge to Geary, which shall include full and complete access to the Company’s voice mail system, e-mail system, telephone system, facsimile machines and office supplies, as well as continued use of his cellular telephone.
          (e) The Company shall convey to Geary pursuant to an executed Bill of Sale, for no separate consideration payable by Geary, title to the two computers, two printers and two file cabinets that are currently used by Geary in his home office. Geary acknowledges that the fair value of the properties so transferred will be included in his final payroll as an employee and tax withholding related thereto will be taken from wages for that period otherwise paid in cash. The Company shall reimburse Geary for all expenses incurred by Geary in the use of the equipment located in his home office, including his fax machine, copier, printers, computers, and telephone, and the Company shall also reimburse Geary for all fees and costs for computer on-line services employed by Geary to monitor the various public markets, for as long as Geary serves on the Board of Directors of the Company.
          (f) The Company shall reimburse Geary for all reasonable out-of-pocket business-related expenses incurred by Geary in the performance of his duties as a non-executive Chairman of the Board of the Company, including travel expenses incurred by Geary related to strategic planning sessions and institutional investor trips with one or more of the executive officers of the Company. The foregoing business-related expenses may include travel expenses, lodging expenses, meal expenses and computer-related expenses, all of which expenses shall be reimbursed to Geary in accordance with the Company’s customary travel reimbursement policies.

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          (g) During his service as non-executive Chairman of the Board, the Company shall reimburse Geary for all professional dues and license fees required to be paid by Geary in order to maintain his existing professional licenses in good standing.
          (h) The Company shall reimburse Geary, in accordance with the Company’s customary expense reimbursement policies, for all premiums paid by Geary to maintain family health insurance coverage in the Company’s group health insurance plan under COBRA. Upon the expiration of Geary’s right to participate in the Company’s group health insurance plan under COBRA, the Company shall reimburse Geary, in accordance with the Company’s customary expense reimbursement policies, for the premiums paid by Geary to maintain family health insurance coverage up to the amount of the total cost of such coverage as offered from time to time to executive employees of the Company, whether under the Company’s group health insurance plan or otherwise arranged by Geary, until Geary is eligible to participate in the federal Medicare program.
          (i) The Company shall reimburse Geary, on or about June 22, 2006, for legal fees and expenses in an amount not to exceed $15,000.00.
          (j) The Company shall pay all reasonable legal and accounting fees incurred by Geary in connection with his personal tax and financial planning for as long as Geary serves as Chairman of the Board of the Company.
          (k) The Company shall pay any reasonable expenses for Geary’s annual physical that are not covered by health insurance for as long as Geary serves on the Board of Directors of the Company.
     4. Status as Independent Contractor. The Company and Geary acknowledge and agree that Geary, when serving in his capacity as a non-executive Chairman of the Board of the Company in accordance with this Agreement, will be acting and performing services as an independent contractor, and under no circumstances whatsoever, including, without limitation, the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act and federal and state income tax withholding, will Geary constitute or be deemed an employee of the Company after June 22, 2006. In furtherance of the provisions of this Section 4, Geary shall have sole responsibility for the payment of all federal and state income taxes and the filing of all tax returns relating to all payments made and benefits provided by the Company to Geary after June 22, 2006, pursuant to this Agreement.
     5. Termination of Shareholders Voting Agreement. The Company acknowledges, and Geary will obtain written confirmation from Onex Partners, LP to the effect that, the Shareholders Voting Agreement dated as of June 23, 2004, between Geary and Onex Partners LP shall terminate in accordance with its terms effective upon Geary’s retirement as the President and Chief Executive Officer of the Company on June 22, 2006.
     6. Confirmation of Exercise Period of Outstanding Stock Options. The Company and Geary acknowledge the following:
          (a) Under the terms of the Company’s 2005 Omnibus Incentive Compensation Plan, Geary shall have until the date three months after his termination of service

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on the Board of Directors of the Company to exercise the options to purchase 225,000 shares of common stock of the Company granted to Geary on December 30, 2005, all of which options vested on December 30, 2005. Assuming Geary’s service on the Board of Directors terminates at the 2007 annual meeting of the Company’s shareholders, which is expected to be held on June 20, 2007, Geary would have until September 19, 2007 to exercise his options.
          (b) Under the terms of the Company’s 2000 Stock Option and Incentive Compensation Plan (“2000 Plan”), Geary shall have until three months after his retirement as an employee of the Company, which date would be September 21, 2006, to exercise any outstanding and unexercised options to purchase shares of the common stock of the Company granted to him under the 2000 Plan. As of April 19, 2006, Geary held 88,500 outstanding and unexercised options granted under the 2000 Plan.
     7. Termination of Geary Employment Agreement. The Geary Employment Agreement shall terminate upon Geary’s retirement as the President and Chief Executive Officer of the Company, effective at the conclusion of the annual meeting of the shareholders of the Company scheduled on June 22, 2006.
     8. Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement, or any other agreement executed in connection herewith, shall be in writing and shall be deemed to have been given on the date of delivery personally or upon deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to the appropriate party or parties at the following addresses (or at such other address as shall hereafter be designated by any party to the other parties by notice given in accordance with this Section 7):

To the Company:

Res-Care, Inc.
10140 Linn Station Road
Louisville, Kentucky 40223
Attn:	Executive Compensation Committee,
Board of Directors
c/o General Counsel

To Geary:

Ronald G. Geary
603 Flat Rock Road
Louisville, Kentucky 40245
     9. Entire Agreement; Modification; Waiver. Except as expressly provided herein, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties with respect to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all

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parties hereto. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.
     10. Successors and Assigns; Assignment. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Agreement is intended to be personal to Geary and the rights and obligations of Geary hereunder may not be assigned or transferred by him.
     11. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
     12. Further Assurances. The parties each hereby agree to execute and deliver such additional instruments and documents and to take such additional actions as may reasonably be required from time to time in order to effectuate the transactions contemplated by this Agreement.
     13. Severability of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
     14. Governing Law; Jurisdiction; Venue. This Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky. The parties hereto agree that the federal or state courts located in Kentucky shall have the exclusive jurisdiction with regard to any litigation relating to this Agreement and that venue shall be proper only in Jefferson County, Kentucky, the location of the principal office of the Company.
     15. Tense; Captions. In construing this Agreement, whenever appropriate, the singular tense shall also be deemed to mean the plural, and vice versa, and the captions contained in this Agreement shall be ignored.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.

RES-CARE, INC.

On behalf of its Board of Directors,

Date:	By:

Robert T. Hallagan
Director and Chairman, Executive
Compensation Committee

Date:	And by:

Robert M. Le Blanc
Director and Member, Executive
Compensation Committee

Date:

Ronald G. Geary

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Exhibit A
Duties of Non-Executive
Chairman of the Board
I.	BASIC FUNCTION

The Chairman of the Board is responsible for the management, the development and the effective performance of the Board of Directors, and provides leadership to the Board for all aspects of the Board’s work.

The Chairman acts in an advisory capacity to the President and Chief Executive Officer (CEO) in all matters concerning the interests and management of the Corporation and, in consultation with the CEO, plays a role in the Corporation’s external relationships.

II.	RESPONSIBILITIES

The Chairman of the Board:
a.	Plans and organizes all of the activities of the Board of Directors including:
i.	the preparation for, and the conduct of, Board meetings;

ii.	the quality, quantity and timeliness of the information that goes to Board members;

iii.	the formation of Board Committees and the integration of their activity with the work of the Board;

iv.	the evaluation of the Board’s effectiveness and implementation of improvements;

v.	the development of the Board, including Director recruitment, evaluation and compensation, and

vi.	the ongoing formal and informal communication with and among Directors.
b.	Chairs annual and special meetings of the shareholders. In conjunction with the CEO, the Chairman may meet with various groups (such as major shareholder groups), governments, the financial press, industry associations, etc.
c.	Works closely with, and through the CEO, to:

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i.	participate in the development of the Corporation’s vision, strategic agenda, and business plan to facilitate communication and understanding between management and the Board;

ii.	ensure operations conform with the Board’s view on corporate policy; and

iii.	ensure, in consultation with the Executive Compensation Committee and the full Board, that succession plans are in place at senior executive levels.
d.	In conjunction with the CEO, participates in external relationships which fulfill the Corporation’s obligations as a member of industry and the community.

e.	Provides the key link between the Board and management, and as a result, has a significant communication, coaching and team-building responsibility including:
i.	maintaining a close ongoing relationship and open communication with the CEO;

ii.	representing the shareholders and Board to management and management to the shareholders and Board; and

iii.	monitoring and evaluating the performance of the CEO, in coordination with the Executive Compensation Committee.
f.	May attend all Board Committee meetings as a non-voting participant.

g.	Carries out special assignments in collaboration with the CEO and management or the Board of Directors.

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